Exhibit 10.1

AMENDMENT NO. 3
TO THE
ADVISORY AGREEMENT
This amendment no. 3 to the Advisory Agreement dated as of September 27, 2024, as amended on October 11, 2024 and December 20, 2024 (as may be amended, restated, renewed, extended, replaced, supplemented or otherwise modified from time to time, the “Advisory Agreement”), between KBS Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), and KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), is entered as of February 6, 2025 (the “Amendment”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement.
WHEREAS, the Advisor has agreed to (i) defer a portion of its Asset Management Fees with respect to the RBC Plaza Property, the Sterling Plaza Property, the Towers at Emeryville Property, the Ten Almaden Property and the Legacy Town Center Property and (ii) reduce the Disposition Fee with respect to the sale of certain Properties;
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor agree as follows:
1.Asset Management Fees. Notwithstanding anything contained in Section 8.03(i) of the Advisory Agreement to the contrary and subject to the further limitations set forth in the Advisory Agreement, payment of 10% of the Asset Management Fees otherwise due with respect to the RBC Plaza Property, the Sterling Plaza Property, the Towers at Emeryville Property, the Ten Almaden Property and the Legacy Town Center Property (each a “Project” and, collectively, the “Projects”) shall be deferred until such fees are expressly permitted to be paid under Section 5.8.2 of the Conformed Loan Agreement (as such term is defined in the Eighth Loan Modification Agreement effective as of February 6, 2025 (the “Eighth Loan Modification”), by and among KBSIII 60 South Sixth Street, LLC, KBSIII Preston Commons, LLC, KBSIII Sterling Plaza, LLC, KBSIII Towers at Emeryville, LLC, KBSIII Ten Almaden, LLC, KBSIII Legacy Town Center, LLC, KBS REIT Properties III, LLC, Bank of America, N.A. (the “Administrative Agent”), as administrative agent, and the lenders from time to time party thereto); provided, however, that upon the occurrence and during the continuance of a Restricted Payment Event (as defined in the Conformed Loan Agreement), all Asset Management Fees with respect to the Projects will be deferred.
2.Disposition Fees. Notwithstanding anything contained in Section 8.04 of the Advisory Agreement to the contrary and subject to the further limitations contained in the Company’s Articles of Incorporation, if the Advisor or any of its Affiliates provide a substantial amount of services (as determined by the Conflicts Committee) in connection with the sale of a Project, the Accenture Tower Property or The Almaden Property, the Company and the Advisor agree that the Disposition Fee payable to the Advisor for such sale shall be equal to 0.65% of the Contract Sales Price for the respective Property.

3.Ratification; Effect on Advisory Agreement.
a.Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.
b.Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby.
4.No Amendment. Notwithstanding anything to the contrary in the Advisory Agreement or this amendment no. 3, so long as the obligations remain outstanding or the commitments of the lenders under the Loan Agreement (as defined in the Eighth Loan Modification) have not been terminated, the Advisory Agreement may not be modified, altered, supplemented, renewed, restated, replaced or amended (and the provisions hereof shall not be waived) in any manner that would amend, modify, restate, replace, revoke or otherwise alter any of the terms or provisions of this amendment no. 3 without Administrative Agent’s prior written consent in its sole and absolute discretion.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.
KBS REAL ESTATE INVESTMENT TRUST III, INC.
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer
KBS CAPITAL ADVISORS LLC
By:    PBren Investments, L.P., a Manager
By:    PBren Investments, LLC, as general partner
By:    PBCS Management, LLC, a Manager
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager
By:    Schreiber Real Estate Investments, L.P., a Manager
By:    Schreiber Investments, LLC, as general partner
By:    PBCS Management, LLC, a Manager
By:    /s/Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Manager

[Signature Page to Amendment No. 3 to Advisory Agreement]